UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2023

Blonder Tongue Laboratories, Inc.

(Exact Name of registrant as specified in its charter)

Delaware	001-14120	52-1611421
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Jake Brown Road, Old Bridge, New Jersey 08857

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (732) 679-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
NONE	NONE	NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer and President Resignation

On January 17, 2023, Edward R. Grauch submitted to the board of directors (the “Board”) of Blonder Tongue Laboratories, Inc. (the “Company”) his resignation from his positions as Chief Executive Officer and President of the Company, effective March 18, 2023 (“CEO Resignation”). In connection with Mr. Grauch’s departure, the Company and Mr. Grauch agreed to enter into a separation agreement, which is currently being negotiated in good faith. The material terms of the separation agreement have not been finalized as of the date of this Current Report on Form 8-K.

Chief Technology Officer Termination

On January 17, 2023, the Board, based on the recommendation of the Compensation Committee of the Board, following a request by Ronald V. Alterio, approved the termination of Mr. Alterio from his positions as the Company’s Senior Vice President-Engineering and Chief Technology Officer, effective immediately. The termination was not as a result of any disagreement between Mr. Alterio and the Company on any matter relating to the Company’s operations, policies or practices.

Senior Vice President of Operations Retirement

On January 17, 2023, Allen Horvath submitted to the Board notice of his retirement from his position as Senior Vice President- Operations of the Company, effective July 31, 2023. Mr. Horvath’s cash compensation was previously reduced by 50% to an annual salary of $95,000, effective May 23, 2022. The Board and Mr. Horvath agreed to a further 50% reduction of his salary for three months commencing May 1, 2023, which will be followed by his retirement on July 31, 2023.

Chief Executive Officer and President Appointment

On January 17, 2023, in connection with the CEO Resignation, the Board has appointed Robert J. Palle to Chief Executive Officer and President of the Company, effective concurrently with the departure of Mr. Grauch. (the “CEO Appointment”).

Robert J. Palle, CEO and President

Robert (“Bob”) J. Palle brings over 30 years of experience in the private cable industry in Officer and Senior Management roles. He has been a director of the Company since September 1993. In 2020, Mr. Palle served as the Company’s Managing Director-Strategic Accounts and as the Company’s Chief Executive Officer from May 2015 to December 2019. Between 2003 and 2019, Mr. Palle served as the President of the Company.

The Board believes that Mr. Palle’s experience in business and management and his extensive knowledge of the Company’s products, lines of business and long-term strategies make him uniquely qualified to help lead the Company towards continued growth and success.

Family Relationships

Mr. Palle does not have a family relationship with any of the current officers or directors of the Company.

Related Party Transactions

Other than as described below, there are no related party transactions with regard to Mr. Palle reportable under Item 404(a) of Regulation S-K.

Subordinated Loan Agreement

On April 8, 2020, the Company, as borrower, together with Livewire Ventures, LLC (wholly owned by the Company’s former Chief Executive Officer, Edward R. Grauch), MidAtlantic IRA, LLC FBO Steven L. Shea IRA (an IRA account for the benefit of the Company’s Chairman of the Board, Steven Shea), Carol M. Palle and Robert J. Palle (the Company’s new Chief Executive Officer and President, and a member of the Board), Anthony J. Bruno (a member of the Board), and Stephen K. Necessary (a member of the Board), as lenders (collectively, the “Initial Lenders”) and Robert J. Palle, as Agent for the Lenders (in such capacity, the “Agent”) entered into a certain Senior Subordinated Convertible Loan and Security Agreement (the “Subordinated Loan Agreement”), pursuant to which the lenders from time to time party thereto were permitted to provide up to $1,500,000 of loans to the Company (the “Subordinated Loan Facility”). Interest accrues on the outstanding amounts advanced under the Subordinated Loan Facility at the rate of 12% per annum, compounded and payable monthly, in-kind, by the automatic increase of the principal amount of the loan on each monthly interest payment date, by the amount of the accrued interest payable at that time (“PIK Interest”).

Loan Agreement

On October 25, 2019, the Company entered into a Loan and Security Agreement (All Assets) (the “Loan Agreement”) with MidCap Business Credit LLC (“MidCap”), as subsequently amended. On April 5, 2022, the Company entered into a ninth amendment to the Loan Agreement (the “Ninth Amendment”). Among other things, the amendment modified the Loan Agreement's definition of “Borrowing Base” so as to provide for an over-advance facility (the “2022 Over-Advance Facility”) in an aggregate amount of up to $1,000,000. MidCap's agreement to enter into the Ninth Amendment was conditioned, in part, on the entry into a participation agreement between MidCap and Robert J. Palle, a Director, and an affiliate of Mr. Palle (the “Palle Parties”). The terms of the Ninth Amendment and the participation agreement contemplate that any advances made by Midcap pursuant to the 2022 Over-Advance Facility would be funded by the Palle Parties under the participation agreement. Advances under the 2022 Over-Advance Facility are subject to the discretion of MidCap and the Palle Parties. On April 5, 2022, pursuant to the 2022 Over-Advance Facility and the participation agreement, the Palle Parties funded an initial advance of $200,000 that was provided to the Company. Since April 5, 2022, a total of $975,000 was made by Midcap to the Company, which was funded by the Palle Parties. Further advances may be made to the Company upon its request, subject to the discretion of MidCap and the Palle Parties, in minimum amounts of not less than $100,000 per tranche, unless a lesser amount is agreed to by the parties. The amount advanced in each tranche will bear an interest rate of 1% per month.

Turn Around Committee

Since February 27, 2022, Mr. Palle, through his wholly owned entity TelePortXX, has been paid $150 per hour for work performed on behalf of the Company’s Turn Around Committee.  Upon consummation of his role as Chief Executive Officer, it is expected that the Turn Around Committee will be disbanded and no additional compensation will be owed thereafter.

Compensatory Arrangements

In connection with the CEO Appointment, Mr. Palle will be compensated at the annual salary rate of $156,000 and will be entitled to participate in all employee benefits afforded other employees of the Company.

Item 7.01 Regulation FD Disclosure

On January 23, 2023, the Company issued a press release announcing departure of Mr. Grauch and the appointment of Mr. Palle to role of Chief Executive Officer and President. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1*	Press Release issued on January 23, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLONDER TONGUE LABORATORIES, INC.

By:	/s/ Eric Skolnik
Eric Skolnik
Senior Vice President and Chief Financial Officer

Date: January 23, 2023

4